Exhibit 10.50
February 1, 2006
Personal & Confidential
Carol Amelio
714 Burley Drive
Edmonton, Alberta
T6R 1W6
Re: Offer of Employment
Dear Carol,
I am pleased to offer you a new full time position with NUCRYST Pharmaceuticals Corp., on the following terms and conditions:

Position:	General Counsel and Corporate Secretary

Reporting To:	Scott Gillis, President

Start Date:	February 1, 2006

Base Salary:	$160,000.00 per annum, payable in equal semi-monthly installments.

Variable Pay:	An annual bonus based on the Company’s variable pay program, utilizing the following percentages of base salary:

Threshold	15%

Target	25%

Stretch	35%

Variable Pay under the Nucryst program for 2006 will be calculated from January 1, 2006.

Long Term Incentives:	You will participate in the NUCRYST Pharmaceuticals Corp. 1998 Equity Incentive Plan, as amended, (“Plan”) whereby you will be granted 10,000 stock options. Your options will have an exercise price equal to the exercise price for options issued under the Plan in effect on your commencement date.

Vesting in the Westaim Bonus Appreciation Unit Plan will continue until February 1, 2007. At that time you will retain the vested BAUs until you elect to exercise them or they expire.

Confidentiality Agreement:	As a term of your employment, you will be required to sign the Company’s standard form of non-disclosure and confidentiality agreement relating to confidentiality of information and assignment of inventions, prior to commencing employment.
Your years of service with Westaim will transfer to Nucryst and participation in the benefit and pension plans will continue without interruption. Vacation entitlement will continue to be granted at 20 days annually.
Please confirm your acceptance of this offer by signing below and forwarding to my attention.
Carol, we are very excited about your new role at NUCRYST and I look forward to working with you to build a great company.

Sincerely,
/s/ Scott Gillis
Scott Gillis
President, NUCRYST

Accepted this 2nd day of February, 2006.

/s/ Carol Amelio
Carol Amelio